Exhibit 99.1

News Release
Contacts Media Ana Kapor 650.638.6227 ana.kapor@appliedbiosystems.com	Investors Peter Fromen 650.638.5828 peter.fromen@appliedbiosystems.com	an Applera Corporation Business 850 Lincoln Centre Drive Foster City, CA 94404-1128 U.S.A. T (650) 570-6667 F (650) 572-2743 www.appliedbiosystems.com

FOR IMMEDIATE RELEASE

APPLIED BIOSYSTEMS TRANSFERS ITS INTEREST IN CELERA DIAGNOSTICS
TO CELERA GENOMICS IN EXCHANGE FOR VARIOUS CONSIDERATIONS AND CASH

Applied Biosystems to Serve End-User Clinical Diagnostics Instrumentation Market
as well as Research Markets

Conference Call at 10 a.m. EST Tomorrow

FOSTER CITY, CA – January 9, 2006 – Applera Corporation today announced that its Board of Directors has approved a restructuring of its Celera Diagnostics joint venture, whereby, effective January 1, 2006, Applied Biosystems has transferred its 50 percent interest in the joint venture to Celera Genomics in exchange for a package of considerations to Applied Biosystems. Since its formation in 2001, Celera Diagnostics has been held equally by Applera’s two business groups, Applied Biosystems Group (NYSE: ABI) and Celera Genomics Group (NYSE: CRA).

“Several factors have contributed to our conclusion that this restructuring is in the best interests of both Applied Biosystems and Celera Genomics,” said Tony L. White, Chairman, President and Chief Executive Officer of Applera Corporation. “Transferring full ownership of Celera Diagnostics to Celera Genomics: acknowledges growing synergies between these businesses; provides greater visibility for the promising developments at Celera Diagnostics; responds to shareholder interests for simplicity in our organizational structure; and provides investors with a direct means to invest in the growing diagnostics business.”

“At the same time, the restructuring enables an expansion of Applied Biosystems’ field of activity to include end-user clinical diagnostic instrumentation in addition to its current instrumentation for the research market,” continued Mr. White. “Applied Biosystems and Celera will work together and, through the alliance Celera Diagnostics has with Abbott Laboratories, will bring their unique skills in instrument and assay development to serve the diagnostic marketplace. In sum, we are confident that the restructuring creates strategic advantages for both Applied Biosystems and Celera Genomics, and that these changes should help both Applera businesses deliver greater value to our customers, collaborative partners, and stockholders.”

Applera also announced that it has restructured its alliance with Abbott. Under the new relationship, the companies will continue to work with each other exclusively through a profit sharing arrangement between Abbott and Celera in most areas of molecular diagnostics, while both companies will also work individually outside the alliance in other selected areas. Mr. White commented, “Abbott has been an outstanding partner, and our relationship with them has provided substantial value to Applera and our customers. We look forward to continuing our work with Abbott in the growing field of molecular diagnostics.”

Catherine M. Burzik, President, Applied Biosystems, said, “Less than five years after the publication of draft maps of the human genome, the rapid adoption of genomics is blurring the once clear distinction between research customers and diagnostic customers. This restructuring will give Applied Biosystems the ability to develop and sell instruments for end-user clinical diagnostic applications. We are already a global leader in serving the life science research community. We will now develop and market our instruments to end-users across the full continuum from basic research to clinical medicine.”

“Having this freedom to operate in the clinical diagnostics instrumentation market will both enhance our competitiveness today and position Applied Biosystems to capture growth from the exciting molecular diagnostics field as the linkage between genetic variation and disease is better understood,” concluded Ms. Burzik. “We are also expecting significant value from the new elements in our relationship with Celera, including increased R&D collaboration and regulatory support in the development of Applied Biosystems’ diagnostic instrument systems, as well as from the diagnostic instruments we expect to continue to develop for the Celera/Abbott alliance.”

In determining that the restructuring is in the best interests of the corporation and its stockholders, the Applera Board considered numerous factors and utilized the assistance and advice of several independent advisors. Included in the process were independent analyses of: Applied Biosystems' 50 percent interest in the joint venture; the various considerations made to Applied Biosystems in the restructuring; and the pro forma impact of the restructuring on Applied Biosystems and Celera Genomics.

The financial elements of the consideration made to Applied Biosystems in connection with the restructuring of Celera Diagnostics are:

•	Applied Biosystems gains the right to sell instrument platforms to end-user diagnostic customers, a field of activity previously reserved for Celera Diagnostics. Applied Biosystems anticipates its entry into the clinical diagnostic instrumentation market will increase revenue and margin. Applied Biosystems will also be the preferred supplier of certain diagnostic instruments to the Celera/Abbott alliance, and the Celera/Abbott alliance will be the preferred diagnostics company marketing certain Applied Biosystems’ instruments.

•	Celera Genomics provides certain R&D and regulatory support to Applied Biosystems at cost, including assistance in the development of new PCR reagents and clinical diagnostic instrument systems that are expected to lead to increased revenue and margin for Applied Biosystems. Additionally, Celera will utilize its GMP reagent manufacturing capability to manufacture selected products for Applied Biosystems’ customers.

•	Celera Genomics forgives future royalties due through 2017 on sales of selected Applied Biosystems’ products under terms of the Marketing and Distribution agreement between the Groups.

•	Celera Genomics has paid Applied Biosystems $30 million in cash.

The impact of this consideration and the restructuring of Celera Diagnostics is not expected to be material to Applied Biosystems’ fiscal 2006 financial results.

Alameda, CA-based Celera Diagnostics was established in 2001 to discover and develop new gene- and protein-based diagnostic tests. Marketed products include the HIV-1 ViroSeq Genotyping System™, analyte specific reagents used to detect genetic mutations associated with cystic fibrosis, and analyte specific reagents used for viral load monitoring and genotyping Hepatitis C. These products are sold through an alliance with Abbott Laboratories that markets additional products, including the m2000 RealTime™ molecular diagnostic system and assays. Fiscal 2005 end-user sales of Celera Diagnostics products and other products sold through the profit-sharing alliance with Abbott were $61.7 million, a 34 percent increase compared to the prior fiscal year.

Applera’s Board of Directors obtained financial advice and assistance relating to the restructuring from Molecular Securities Inc. and a financial analysis of the fair value of the transaction from Morgan Stanley & Co. Incorporated. L.E.K. Consulting LLC also provided input to the market analyses developed by Celera Diagnostics.

A corresponding press release is being issued with this release by Celera Genomics Group.

Conference Call and Webcast
A conference call with Applera Corporation executives will be held at 10 a.m. EST tomorrow to discuss this announcement. Investors, securities analysts, representatives of the media and other interested parties who would like to participate should dial 706-634-4992 (code "Applera") at any time from 9:45 a.m. until the end of the call. This conference call will also be webcast. Interested parties who wish to listen to the webcast should visit the "Investors & Media" section of either www.applera.com or www.celera.com, or the “Investors” section of www.appliedbiosystems.com. A digital recording will be available approximately two hours after the completion of the conference call and until January 22, 2006. Interested parties should call 706-645-9291 and enter conference ID number 4084993. Additionally, Applied Biosystems management will discuss this announcement during its webcast presentation at the JP Morgan Healthcare Conference, Tuesday, January 10, 2006, at 11 a.m. PST.

About Applera Corporation and Applied Biosystems
Applera Corporation consists of two operating groups.
The Applied Biosystems Group serves the life science industry and research community by developing and marketing instrument-based systems, consumables, software, and services. Customers use these tools to analyze nucleic acids (DNA and RNA), small molecules, and proteins to make scientific discoveries and develop new pharmaceuticals. Applied Biosystems’ products also serve the needs of some markets outside of life science research, which we refer to as “applied markets,” such as the fields of: human identity testing (forensic and paternity testing); biosecurity, which refers to products needed in response to the threat of biological terrorism and other malicious, accidental, and natural biological dangers; and quality and safety testing, for example in food and the environment. Applied Biosystems is headquartered in Foster City, CA, and reported sales of nearly $1.8 billion during fiscal 2005.
The Celera Genomics Group is focused on discovery, development, and commercialization of diagnostic products as well as leveraging its proteomic, bioinformatic, and genomic capabilities to identify and validate drug targets, and is also seeking to advance therapeutic antibody and selected small molecule drug programs in collaboration with global technology and market leaders. Information about Applera Corporation, including reports and other information filed by the company with the Securities and Exchange Commission, is available at http://www.applera.com, or by telephoning 800.762.6923. Information about Applied Biosystems is available at http://www.appliedbiosystems.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “should,” “anticipate,” and “planned,” among others. These forward-looking statements are based on Applera Corporation’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, Applera Corporation notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of Applied Biosystems businesses, including its new activities in the clinical diagnostics instrumentation market, include but are not limited to: (1) rapidly changing technology could adversely affect demand for Applied Biosystems’ products, and its business is dependent on development and customer acceptance of new products; (2) Applied Biosystems’ sales are dependent on customers’ capital spending policies and government-sponsored research; (3) Applied Biosystems’ significant overseas operations, with attendant exposure to fluctuations in the value of foreign currencies; (4) risks associated with Applied Biosystems’ growth strategy, including difficulties in integrating acquired operations or technology; (5) potential liabilities related to the use of hazardous materials; (6) the risk of earthquakes, which could interrupt Applied Biosystems’ operations; (7) risks associated with lawsuits, arbitrations, investigations, and other legal actions with private parties and governmental entities, particularly involving claims for infringement of patents and other intellectual property rights, and the possibility that Applied Biosystems may need to license intellectual property from third parties to avoid or settle such claims; (8) Applied Biosystems’ dependence on the operation of computer hardware, software, and Internet applications and related technology for its businesses, particularly those focused on the development and marketing of information-based products and services; (9) uncertainty that clinical diagnostic instruments to be developed by Applied Biosystems will receive required regulatory clearances and/or will be accepted and adopted by the market, including the risk that these products will not be competitive with products offered by other companies; (10) Applied Biosystems’ reliance on a single supplier or a limited number of suppliers for some key products and key components of some of its products; and (11) other factors that might be described from time to time in Applera Corporation’s filings with the Securities and Exchange Commission. In addition, the financial analyses performed by the Board and its independent advisors in connection with the restructuring were subject to the various assumptions made, procedures followed, matters considered, and limitations on the reviews undertaken by the independent advisors, including with respect to the information on which these analyses were based. All information in this press release is as of the date of the release, and Applera does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Copyright 2006. Applera Corporation. All Rights Reserved. Applied Biosystems and Celera are registered trademarks, and AB (Design), Applera, Celera Diagnostics, and Celera Genomics are trademarks of Applera Corporation or its subsidiaries in the U. S. and/or certain other countries.